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                                                                      Exhibit 5



                       JAECKLE FLEISCHMANN & MUGEL, LLP
                               ATTORNEYS AT LAW

 FLEET BANK BUILDING  TWELVE FOUNTAIN PLAZA  BUFFALO, NEW YORK 14202-2292 USA
                    TEL (716) 856-0600  FAX (716) 856-0432


                               December 11, 1996




EastGroup Properties
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

        Re:     Registration Statement on Form S-3 (No. 333-09711) under the
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                Securities Act of 1933, covering the registration of shares
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                of beneficial interest, $1.00 par value per share (the "Shares
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                of Beneficial Interest"), preferred shares ("Preferred
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                Shares"), Preferred Shares represented by Depositary Shares,
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                and unsecured convertible debt securities (collectively, the
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                "Securities") of EastGroup Properties ("EastGroup")
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        As your counsel we have examined the above Registration Statement and we are familiar with the documents referred to therein, as well as EastGroup's Restated Declaration of Trust, as amended, and Trustees Regulations, as amended, such records of proceedings of EastGroup as we deemed material, and such other proceedings of EastGroup as we deemed necessary for the purpose of this opinion.

        We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by EastGroup in connection with the authorization, issuance and sale of the above described Securities. In our opinion the Securities to be issued by EastGroup will be, when issued and paid for pursuant to the Registration Statement and the Exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Jaeckle Fleischmann & Mugel, LLP